UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2023

Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1525 Perimeter Parkway, Suite 325 Huntsville, AL 35806

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (256) 350-3873

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LAKE	NASDAQMarket

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2023, Lakeland Industries, Inc. (the “Company”) and Steven L. Harvey, the Company’s Executive Vice President for Global Sales and Marketing, entered into a Transition to Retirement Agreement and General Release (the “Retirement Agreement”), whereby Mr. Harvey will retire from the Company on July 31, 2023 (the “Retirement Date”).

Pursuant to the terms of the Retirement Agreement, Mr. Harvey will receive: (i) six months of base salary to be paid bi-weekly for the period from August 1, 2023 through January 31, 2024; (ii) commissions on qualified sales through the Retirement Date; (iii) a pro rata amount of Mr. Harvey’s annual cash bonus earned, if any, based on actual performance as determined by the Compensation Committee of the Company’s Board of Directors after the end of the fiscal year ending January 31, 2024; (iv) a target achievement bonus in the amount of $20,000 to be paid only if the Company achieves sales of 100% of the combined targets for the first two quarters of the fiscal year ending January 31, 2024; (v) the continued vesting of a total of 1,590 time-based restricted stock units that are scheduled to vest on January 31, 2024; and (vi) a monthly amount, for a period of six months following the Retirement Date, equal to the amount the Company pays (or waives, as applicable) for health, dental, or vision coverage (as applicable) on behalf of Mr. Harvey as of the Retirement Date. The Retirement Agreement terminates the Employment Agreement, dated December 30, 2020, between the Company and Mr. Harvey, except to the extent incorporated by reference or continued by the Retirement Agreement. The Retirement Agreement also includes a general release of claims in favor of the Company and will not become effective and enforceable until the seven-day revocation period has ended.

The above description of the terms of the Retirement Agreement is not complete and is qualified by reference to the complete document, which will be filed by the Company with the Company’s Quarterly Report on Form 10-Q for the quarter ending July 31, 2023.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

/s/ Charles D. Roberson
Charles D. Roberson
Chief Executive Officer, President and Secretary

Date: May 15, 2023

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